                                                                     Exhibit 4.2


                                  $255,000,000

                        The Doe Run Resources Corporation

                   $200,000,000 11 1/4% Senior Notes due 2005

            $55,000,000 Floating Interest Rate Senior Notes due 2003

                               PURCHASE AGREEMENT


                                                               March 6, 1998


BT ALEX. BROWN INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
UBS SECURITIES LLC
c/o BT ALEX. BROWN INCORPORATED
Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

Ladies and Gentlemen:

            The Doe Run Resources Corporation, a New York corporation (the "Company"), hereby confirms its agreement with BT Alex. Brown Incorporated ("BTAB"), Donaldson, Lufkin & Jenrette Securities Corporation and UBS Securities LLC (the "Initial Purchasers"), as set forth below.

            1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $200,000,000 aggregate principal amount of its 11 1/4% Senior Notes due 2005, Series A (the "Fixed Rate Notes") and $55,000,000 aggregate principal of its Floating Interest Rate Senior Notes due 2003 (the "Floating Rate Notes" and together with the Fixed Rate Notes, the "Notes"). The Notes will be guaranteed (collectively, the "Guarantees" and, together with the Notes, the "Securities") by Fabricated Products, Inc., a Delaware corporation ("Fabricated Products"), Doe Run Cayman Ltd., a Cayman Islands company ("Doe Run Cayman"), Doe Run Mining S.R. Ltda., a Peruvian company ("Doe Run Mining") and Doe Run Peru S.R. Ltda., a Peruvian company ("Doe Run Peru") (collectively, the "Guarantors" and, together with the Company, the "Issuers"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of
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                                      -2-


March 12, 1998 by and among the Company, the Guarantors, and State Street Bank and Trust Company as Trustee (the "Trustee").

            The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

            In connection with the sale of the Notes, the Issuers have prepared a preliminary offering memorandum dated February 13, 1998 (the "Preliminary Memorandum"), and a final offering memorandum dated March 6, 1998 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Company and the Guarantors and any material developments relating to the Company and the Guarantors occurring after the date of the most recent historical financial statements included therein.

            The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement to be dated as of the Closing Date, (the "Registration Rights Agreement"), pursuant to which the Issuers have agreed, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

            2. Representations and Warranties. Each of the Issuers represent and warrant to and agree with each of the Initial Purchasers that:

            (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memoran-dum, the Final Memorandum or any amendment or supplement thereto.

            (b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the subsidiaries of the Company are listed in Schedule 2 attached hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"); all of the outstanding shares of capital stock or equity interests, as the case may be, of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock or equity interests, as the case may be, of the Company and of each of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Final Memorandum, the Company and the Subsidiaries do not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

            (c) Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign entity in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

            (d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obli-gations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, restructuring, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and
(iii) any limitation on a waiver of rights under any usury laws.

            (e) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by each of the Issuers and, when executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, restructuring, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii) any limitation on a waiver of rights under any usury laws.

            (f) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when executed and delivered by each of the Issuers, will constitute a valid and legally binding agreement of each of the Issuers enforceable against each of the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereaf-ter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal, state or foreign securities laws and public policy considerations.

            (g) Each of the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantees. The Guarantees have been duly and validly authorized for issuance to the Initial Purchasers by the Guarantors and, when the Notes are duly and validly authorized, executed, issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms and entitled to the benefits of the Indenture, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, restructuring, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally, (ii) general principles of equity regardless of the discretion of the court before which any proceeding therefor may be brought and (iii) any limitation on a waiver of rights under any usury laws.

            (h) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by each of the Issuers, and when executed and delivered by each of the Issuers, will constitute a valid and legally binding agreement of each of the Issuers enforceable against each of the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal, state or foreign securities laws and public policy considerations.

            (i) Each of the Company and Doe Run Mining has all requisite corporate power and authority to execute, deliver and perform its obligations under the Contract for a Loan in Foreign Currency to be dated as of March 12, 1998 entered into by and between Banco de Credito Overseas Limited, a corporation established and existing pursuant to the laws of the Common-wealth of the Bahamas (the "Bank"), and Doe Run Mining (the "Peruvian Loan Agreement") and the Special Term Deposit Contract to be dated as of March 12, 1998 entered into by and between the Bank and the Company (the "Deposit Agreement" and, together with the Peruvian Loan Agreement, the "Loan Agreement"). The Loan Agreement has been duly and validly authorized by each of the Company and Doe Run Mining and, when executed and delivered by each of the Company and Doe Run Mining, will constitute a valid and legally binding agreement of each of the Company and Doe Run Mining enforceable against each of the Company and Doe Run Mining in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii) any limitation on a waiver of rights under any usury laws.

            (j) No consent, approval, license, validation of, filing, recording or registration with, or exemption by, authorization or order of any court or of any foreign or domestic governmental agency or body, or third party is required for the issuance and sale by the Issuers of the Securities to the Initial Purchasers or the consummation by each of the Issuers of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchasers. None of the Company or the Subsidiaries is (i) in violation of any provision of the charter, "Estatuto" or bylaws (or similar organizational documents), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

            (k) The execution, delivery and performance by each of the Issuers of this Agreement, the Loan Agreement, the Indenture, the Registration Rights Agreement and the Guarantees and the consummation by each of the Issuers of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the provisions of the charter, "Estatuto" or bylaws (or similar organizational documents) of the Company or any of the Subsidiaries, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in
Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

            (l) The audited consolidated financial statements of the Company and the Subsidiaries included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. KPMG Peat Marwick LLP and Medina, Zaldivar y Asociados S. Civ. R.L., a member firm of Andersen Worldwide SC, (the "Independent Accountants") are independent public accounting firms within the meaning of the Act and the rules and regulations promulgated thereunder.

            (m) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum
(i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

            (n) Except as described in the Final Memorandum, there is not pending or, to the knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

            (o) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other foreign and domestic governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

            (p) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding equity interests, nor declared, paid or otherwise made any dividend or distribution of any kind on its equity interests (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, equity interests owned by the Company) and (iii) there shall not have been any material change in the equity interests or long-term indebtedness of the Company or the Subsidiaries.

            (q) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

            (r) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Issuers believe to be reliable and accurate.

            (s) None of the Issuers or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (t) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final

Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

            (u) There are no legal or foreign or domestic governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

            (v) Except as would not, individually or in the aggregate, have a Material Adverse Effect, or as described in the Final Memorandum (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws, and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Issuers, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

            For purposes of this Agreement, "Environmental Laws" means the common law and all applicable foreign, federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials,
(iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom and (iv) including, without limitation, Programa de Adecuacion y Manejo Ambiental, dated as of October 16, 1997 between Empresa Metalurgica La Oroya S.A., a Peruvian corporation, and Ministry of Energy and Mines ("PAMA").

            (w) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Issuers, threatened.

            (x) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

            (y) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

            (z) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

            (aa) None of the Issuers is, or will be, an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            (bb) The Notes, the Guarantees, the Loan Agreement, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

            (cc) No holder of securities of the Issuers will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

            (dd) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and the Guarantors (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Guarantors (each on a consolidated basis) is, nor will any of the Company or the Guarantors (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby,
(a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

            (ee) None of the Issuers or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) of the same class as the Notes within the six month period immediately prior to the date hereof or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

            (ff) No securities of the Issuers are of the same class (within the meaning of Rule 144A under the Act ("Rule 144A")) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

            (gg) None of the Issuers has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

            (hh) None of the Issuers, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Issuers and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

            (ii) None of the Issuers or any of its or their properties or assets has any sovereign immunity or any other immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in and of judgment, execution or otherwise) under the laws of Peru or the Cayman Islands.

            (jj) Under current Peruvian law and Cayman Islands law and regulations, there is no tax, duty, levy, impost, deduction, charge or withholding (including, without limitation, any registration or transfer tax, stamp duty (except stamp duty payable in the Cayman Islands on original documents executed in or brought into the jurisdiction) or similar levy) imposed or, to the knowledge of the Issuers, pending or proposed, by Peru or the Cayman Islands or any political subdivision thereof or taxing authority therein or any federation or organization or similar entity of which Peru or the Cayman Islands is a member either (i) on or by virtue of the Issuers' execution, delivery, performance or enforcement of this Agreement, the Notes, the Exchange Notes, the Guarantees, the Indenture or any other document to be furnished hereunder or thereunder, or (ii) on any payment to be made pursuant to this Agreement, the Loan Agreement, the Indenture, the Guarantees or on payment to any holder of the Notes. Under current and, to the knowledge of the Issuers, proposed or pending, Peruvian and Cayman Islands law and regulations, interest payments by the Company on the Notes and the Exchange Notes are not and will not be subject to any Peruvian or Cayman Islands withholding or other tax except the 1% withholding tax applicable to payments of interest on the loan pursuant to the Loan Agreement.

            Any certificate signed by any officer of any of the Issuers and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by each of the Issuers to each Initial Purchaser as to the matters covered thereby.

            3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes (and the Guarantees) in the respective amounts set forth on Schedule 1 hereto from the Company at 97.5% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Initial Purchasers, against payment by or on behalf of the Initial Pur-chasers of the purchase price therefor by wire transfer (same day funds) to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on March 12, 1998, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Issuers, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of BT Alex. Brown Incorporated in New York, New York, or at such other place as BT Alex. Brown Incorporated may designate, at least 24 hours prior to the Closing Date.

            4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

            5. Covenants of the Issuers. Each of the Issuers covenants and agrees with each of the Initial Purchasers that:

            (a) Each of the Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. Each of the Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary in connection with the resale of the Notes by the Initial Purchasers.

            (b) Each of the Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, each of the Issuers shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

            (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Issuers, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

            (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

            (e) The Issuers will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

            (f) For so long as any of the Notes remain outstanding, the Issuers will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Issuers with the Commission or any national securities exchange on which any class of securities of the Issuers may be listed.

            (g) Prior to the Closing Date, each of the Issuers will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements, if any, of each of the Issuers, as applicable, for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

            (h) None of the Issuers or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

            (i) Each of the Issuers will not, and will not permit any of their Affiliates to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

            (j) For so long as any of the Notes remain outstanding, the Company will make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject, or voluntarily filing reports pursuant, to Section 13 or 15(d) of the Exchange Act.

            (k) The Company will use its reasonable efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL Market and
(ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

            (l) In connection with Notes offered and sold in an off shore transaction (as defined in Regulation S), the Company will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

            6. Expenses. The Issuers agree to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of United States, Peruvian and Cayman Islands counsel, the accountants and any other experts or advisors retained by the Issuers, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) its expenses in connection with any meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee including fees and expenses of its counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market, (ix) 50% of any private jet rental costs incurred while conducting any road show presentations and (x) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated (except pursuant to clauses
(ii), (iv), (v), (vii) or (viii) of Section 11(a) of this Agreement) or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including all reasonable fees, disbursements and charges of Cahill Gordon & Reindel, United States counsel for the Initial Purchasers, and Estudio Bellido Saco-Vertiz Taboada, Peruvian counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

            7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

            (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers and Cadwalader, Wickersham & Taft, of Estudio Ferrero Abogados, Special Peruvian counsel for the Issuers, in form and substance satisfactory to counsel for the Initial Purchasers to the effect that:

            (i) Each of Doe Run Mining and Doe Run Peru is duly organized, validly existing and in good standing under the laws of Peru and has all requisite power and authority to own its properties and to conduct its business as de-scribed in the Final Memorandum. Each of Doe Run Mining and Doe Run Peru is duly qualified to do business as a foreign entity in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

            (ii) Each of Doe Run Mining and Doe Run Peru has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Loan Agreement and the Guarantees and to consummate the transactions contemplated hereby and thereby; this Agreement, the Indenture, the Registration Rights Agreement, the Loan Agreement and the Guarantees and the consummation by each of Doe Run Mining and Doe Run Peru of the transactions contemplated hereby and thereby have been duly and validly authorized by each of Doe Run Mining and Doe Run Peru. This Agreement, the Indenture, the Registration Rights Agreement, the Loan Agreement and the Guarantees have been duly executed and delivered by each of Doe Run Mining and Doe Run Peru.

            (iii) No legal or governmental proceedings are pending or, to the knowledge of such counsel, threatened to which any of Doe Run Mining or Doe Run Peru is a party or to which the property or assets of Doe Run Mining or Doe Run Peru is subject which, if determined adversely to Doe Run Mining or Doe Run Peru, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds."

            (iv) None of Doe Run Mining or Doe Run Peru is (i) in violation of any provision of the charter, "Estatuto" or bylaws (or similar organizational documents), (ii) to the knowledge of such counsel, in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach or default under (nor has any event occurred which, with notice or pas-sage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract known to such counsel, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

            (v) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract known to such counsel, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the provisions of the Charter, "Estatutos" or bylaws (or similar organizational document) of Doe Run Mining or Doe Run Peru, or (iii) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to Doe Run Mining or Doe Run Peru or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

            (vi) Doe Run Mining and Doe Run Peru have obtained all Permits necessary to conduct the businesses now or proposed to be conducted by them as described in the Final Memorandum, the lack of which would, individually or in the aggregate, have a Material Adverse Effect; each of Doe Run Mining and Doe Run Peru has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit.

            (vii) To such counsel's knowledge, Doe Run Mining and Doe Run Peru own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and to such counsel's knowledge, none of Doe Run Mining or Doe Run Peru has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

            (viii) To the knowledge of such counsel, there are no legal or governmental proceedings involving or affecting Doe Run Mining and Doe Run Peru or any of their respective properties or assets.

            (ix) None of Doe Run Mining, Doe Run Peru or any of its or their properties or assets has any sovereign immunity or any other immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in and of judgment, execution or otherwise) under the laws of Peru.

            (x) The choice of law provisions in the Indenture, this Agreement, the Loan Agreement and the Registration Rights Agreement will be recognized in the courts of Peru; under the laws of Peru, the submission of Doe Run Mining and Doe Run Peru in such agreements to the jurisdiction of any New York Court (as defined in Section 14 hereto) is legal, valid and binding; and any judgment against Doe Run Mining and Doe Run Peru obtained in a New York Court arising out of or in relation to the obligations of Doe Run Mining or Doe Run Peru under such agreements would be recognized and enforced by the courts of Peru.

            (xi) Under current Peruvian law and regulations there is no tax, duty, levy, impost, deduction, charge or withholding (including, without limitation, any registration or transfer tax, stamp duty or similar levy) imposed or, as such counsel is aware pending or proposed, by Peru or any political subdivision thereof or taxing authority therein or any federation or organization or similar entity of which Peru is a member either (i) on or by virtue of Doe Run Mining's or Doe Run Peru's execution, delivery, performance or enforcement of this Agreement, the Loan Agreement, the Guarantees, the Indenture or any other document to be furnished hereunder or thereunder, or (ii) on any payment to be made pursuant to this Agreement, the Indenture, the Loan Agreement, the Guarantees of Doe Run Mining and Doe Run Peru or on payment to any holder of the Notes except the 1% withholding tax applicable to payments of interest on the loan pursuant to the Peruvian Loan Agreement. Under current and, as such counsel is aware, proposed or pending, Peruvian law and regulations, interest payments by the Company on the Notes and the Exchange Notes are not and will not be subject to any Peruvian withholding or other tax.

            (xii) The statements made in the Final Memorandum under the headings "Industry," "Business," "Enforceability of Civil Liabilities," and "The Republic of Peru" insofar as such statements purport to summarize certain provisions of Peruvian law, are fair summaries and accurate in all material respects.

            (xiii) Such other opinions as the Initial Purchasers or their counsel may reasonably request.

            At the time the foregoing opinion is delivered, Estudio Ferrero Abogados shall additionally state that it has participated in conferences with officers and other representatives of Doe Run Mining and Doe Run Peru, representatives of the independent public accountants for Doe Run Mining and Doe Run Peru, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum). The opinions of Estudio Ferrero Abogados described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

            References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

            (b) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers and Cadwalader, Wickersham & Taft, of Maples and Calder, Special Cayman Islands coun-sel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers which as to matters other than under Cayman Islands law, may rely on or be supplemented by an opinion from another law firm reasonably satisfactory to the Initial Purchasers, to the effect that:

            (i) Doe Run Cayman is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Final Memorandum.

            (ii) Doe Run Cayman has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Guarantee to which it is a party and to consummate the transactions contemplated hereby and thereby; this Agreement, the Indenture, the Registration Rights Agreement and the Guarantee to which it is a party and the consummation by Doe Run Cayman of the transactions contemplated hereby and thereby have been duly and validly authorized by Doe Run Cayman. This Agreement, the Indenture, the Registration Rights Agreement and the Guarantee to which it is a party have been duly executed by Doe Run Cayman.

            (iii) No legal proceedings are pending to which Doe Run Cayman is a party in the Cayman Islands.

            (iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the provisions of the memorandum and articles of association of Doe Run Cayman, or (ii) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to Doe Run Cayman or any of its properties or assets in the Cayman Islands currently in force.

            (v) No authorizations, consents or approvals are required from, and no notice to or filing or registration with, any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with the execution or delivery of this Agreement, the Inden-ture, the Registration Rights Agreement and the Guarantee or the performance by Doe Run Cayman of its obligations thereunder.

            (vi) Neither Doe Run Cayman nor any of its properties or assets has any sovereign immunity or any other immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment, execution or otherwise) under the laws of the Cayman Islands.

            (vii) The choice of law provisions in the Indenture, this Agreement and the Registration Rights Agreement will be recognized in the courts of the Cayman Islands, assuming evidence of such law is pleaded; under the laws of the Cayman Islands, the submission of Doe Run Cayman in such agreements to the jurisdiction of any New York Court (as defined in Section 14 hereto) is legal, valid and binding assuming this to be the case under the laws of the relevant jurisdiction; and any judgment against Doe Run Cayman obtained in a New York Court arising out of or in relation to the obligations of Doe Run Cayman under such agreements would be recognized and enforced by the courts of the Cayman Islands, provided such judgment is final for a liquidated sum not in respect of taxes or a fine or penalty and which was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

            (viii) Under current Cayman Islands law and regulations there is no tax, duty, levy, impost, deduction, charge or withholding (including, without limitation, any registration or transfer tax, stamp duty (except stamp duty payable in the Cayman Islands on original documents executed in or brought into the jurisdiction) or similar levy) imposed by the Cayman Islands or any political subdivision thereof or taxing authority therein or any federation or organization or similar entity of which the Cayman Islands is a member either (i) on or by virtue of Doe Run Cayman's execution, delivery, performance or enforcement of this Agreement, the Guarantees, the Indenture, or any other document to be furnished hereunder or thereunder, or (ii) on any payment to be made pursuant to this Agreement, the Indenture, or on payment to any holder of the Notes. Under current Cayman Islands law and regulations, interest payments by the Company on the Notes and the Exchange Notes are not and will not be subject to any Cayman Islands withholding or other tax.

            (ix) The statements made in the Final Memorandum under the heading "Enforceability of Civil Liabilities" insofar as such statements purport to summarize certain provisions of Cayman Islands law, are fair summaries and accurate in all material respects.

            (x) Such other opinions as the Initial Purchasers or their counsel may reasonably request.

            References to the Final Memorandum in this subsection (b) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

            (c) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Cadwalader, Wickersham & Taft, special New York counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers which as to matters other than under New York law, rely on the Estudio Ferrero Abogados opinion delivered under Section 7(a) hereof, and the Maples and Calder opinion delivered under Section 7(b) hereof to the effect that:

            (i) Each of the Company and Fabricated Products is organized and validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and as described in the Final Memorandum, and is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the ownership, leasing and operating of its property and the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

            (ii) Each of the Company and Fabricated Products has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; the Indenture meets the requirements for qualification under the TIA; the Indenture has been duly and validly authorized by the Company and Fabricated Products and, when duly executed and delivered by the Company and Fabricated Products (assuming the due authorization, execution and delivery thereof by Doe Run Cayman, Doe Run

      Mining, Doe Run Peru and the Trustee), will constitute the valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii) any limitation on a waiver of rights under any usury laws.

            (iii) The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized by the Company and, when duly executed and delivered by the Company and paid for by the Initial Purchasers in accordance with its terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii) any limitation on a waiver of rights under any usury laws.

            (iv) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company, and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered, if ever, by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii) any limitation on a waiver of rights under any usury laws.

            (v) Each of the Company and Fabricated Products has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized by each of the Company and Fabricated Products and, when duly executed and delivered by the Company and Fabricated Products (assuming due authorization, execution and delivery thereof by each of the Initial Purchasers, Doe Run Cayman, Doe Run Mining and Doe Run Peru), will constitute the valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except that
      (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

            (vi) Fabricated Products has all requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantee; the Guarantee has been duly and validly authorized by Fabricated Products and, when duly executed and delivered by Fabricated Products (assuming the due authorization, execution and delivery of the Guarantees by each of the other Guarantors), the Guarantees will constitute the valid and legally binding agreement of the Guarantors, enforceable against the Guarantors in accordance with their terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal, state or foreign securities laws and public policy considerations.

            (vii) The Company has all requisite corporate power and authority to execute, deliver and perform its obliga-tions under the Loan Agreement and to consummate the transactions contemplated thereby; the Loan Agreement and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by the Company. The Loan Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of the Loan Agreement by each of the Bank and Doe Run Mining), will constitute the valid and legally binding agreement of the Company and Doe Run Mining, enforceable against the Company and Doe Run Mining in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal, state or foreign securities laws and public policy considerations.

            (viii) Each of the Company and Fabricated Products has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by each of the Company and Fabricated Products of the transactions contemplated hereby have been duly and validly authorized by each of the Company and Fabricated Products. This Agreement has been duly executed and delivered by each of the Company and Fabricated Products.

            (ix) The Indenture, the Notes and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum.

            (x) None of the Issuers is, or immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds) will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (xi) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes or the Exchange Notes will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            (xii) No consent, approval, authorization or order of, or filing or registration with, or other action by, any governmental agency or body of the United States or the State of New York is necessary to be obtained or made by the Issuers (1) for the due execution, delivery and performance by the Issuers of the Indenture or (2) for the issuance, sale or delivery of the Notes to the Initial Purchasers or the validity or enforceability of the Notes.

            (xiii) No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement) and the Indenture is not required to be qualified under the TIA, in each case assuming the accuracy of the Initial Purchasers' representations in Section 8 hereof and those of the Issuers contained in this Agreement regarding the absence of a general solicitation or directed selling efforts in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof and the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof.

            (xiv) The statements made in the Final Memorandum under the headings "Description of the Notes," "Certain U.S. Federal Tax Considerations for Non-U.S. Holders of the Notes," "Transfer Restrictions," "Exchange Offer; Registration Rights," and "Private Placement," insofar as such statements purport to summarize certain provisions of the Notes, the Indenture and this Agreement and federal laws of the United States referred to thereunder, are fair summaries and accurate in all material respects.

            (xv) Such counsel does not know of any pending or threatened action, suit or proceeding before any U.S. court or governmental agency, authority or body or any arbitrator to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly and accurately described in all material respects in the Final Memorandum and proceedings which such counsel believes are not likely to have a Material

      Adverse Effect or a material adverse effect on the power or ability of the Company to perform its obligations under the Notes, the Indenture or this Agreement.

            In addition to the matters set forth above, such opinion shall also include a statement to the effect that no facts have come to the attention to such counsel which cause them to believe that the Final Memorandum (except for the financial statements and all other financial data contained therein, as to which such counsel need not express any belief), or any amendment or supplement thereto, as of the respective dates thereof and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check or verification.

            (d) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

            (e) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Estudio Bellido Saco-Vertiz Taboada, Peruvian counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require, to the effect that:

            (i) Each of Doe Run Mining and Doe Run Peru is duly consituted, incorporated, validly existing and in good standing under the laws of Peru and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Final Memorandum. Under their respective by-laws ("Estatutos") each of Doe Run Mining and Doe Run Peru are qualified to do business inside or outside Peru.

            (ii) Each of Doe Run Mining and Doe Run Peru has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Loan Agreement, the Registration Rights Agreement and the Guarantees and to consummate the transactions contemplated hereby and thereby. The validity, legality and enforceability of this Agreement in respect of Doe Run Peru and Doe Run Mining, is subject and conditioned to its ratification by the Partner's Meeting ("Junta de Socios") of Doe Run Peru and Doe Run Mining respectively, where it should also be ratified the authority and powers of the individuals who have signed this Agreement to execute and sign such Agreement on behalf and in representation of Doe Run Peru and Doe Run Mining. The legal effects in respect of third parties of the Indenture, the Registration Rights Agreement and the Guarantee is subject and conditioned to the recording at the proper Peruvian Pacific Registry (the "Registro de Personas Juridicas de Lima") of the Partners Meetings Minutes ("Actas de Juntas de Socios") of Doe Run Peru and Doe Run Mining, held on March 7, 1998 and March 7, 1998, respectively. This Agreement, the Indenture, the Loan Agreement, the Registration Rights Agreement and the Guarantees have been duly executed and delivered by each of Doe Run Mining and Doe Run Peru.

            (iii) To the knowledge of such counsel, no legal or governmental proceedings are pending or threatened to which any of Doe Run Mining or Doe Run Peru is a party or to which the property or assets of Doe Run Mining or Doe Run Peru is subject which, if determined adversely to Doe Run Mining or Doe Run Peru, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds."

            (iv) To the knowledge of such counsel, none of Doe Run Mining or Doe Run Peru is (i) in violation of any provision of the charter, "Estatuto" or bylaws (or similar organizational documents), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach or default un-der (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract known to such counsel, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

            (v) To the knowledge of such counsel, the execution, delivery and performance of this Agreement and the Loan Agreement, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract known to such counsel, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) provision of the Charter, "Estatutos", "Pacto Social",or bylaws (or similar organizational document) of Doe Run Mining or Doe Run Peru, or
      (iii) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to Doe Run Mining or Doe Run Peru or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

            (vi) Doe Run Mining and Doe Run Peru have obtained all Permits necessary to conduct the businesses now or proposed to be conducted by them as described in the Final Memorandum, the lack of which would, individually or in the aggregate, have a Material Adverse Effect.

            (vii) To the knowledge of such counsel, Doe Run Mining and Doe Run Peru own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and none of Doe Run Mining and Doe Run Peru has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

            (viii) To the knowledge of such counsel, there are no legal or governmental proceedings involving or affecting Doe Run Mining and Doe Run Peru or any of their respective properties or assets.

            (ix) Neither Doe Run Mining nor Doe Run Peru nor any of its or their properties or assets has any sovereign immunity or any other immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in and of judgment, execution or otherwise) under the laws of Peru.

            (x) The choice of law provisions in the Indenture, Section 14 of this Agreement, the Loan Agreement and the Registration Rights Agreement will be recognized in the courts of Peru, under the laws of Peru, the submission of Doe Run Mining and Doe Run Peru in such agreements to the jurisdiction of any New York Court (as defined in Section 14 hereto) is legal, valid and binding. Any final and conclusive judgment for a fixed and definite sum obtained against Doe Run Mining or Doe Run Peru, in a New York Court arising out or in relation to the obligation of Doe Run Mining or Doe Run Peru under such agreements, will, upon request, be deemed valid and enforceable in the Republic of Peru, provided that (i) there is in effect a treaty between the country where said foreign court sits and the Republic of Peru regarding the recognition and enforcement of foreign judgments or, in the absence of such a treaty, as is presently the case,
      (ii) the following requirements are met: (a) the judgment does not resolve matters under the exclusive jurisdiction of Peruvian courts; (b) such court had jurisdiction under its own conflicts of law rules and under general principles of international procedural jurisdiction; (c) the defendant was served in accordance with the laws of the place where the procedure took place, was granted a reasonable opportunity to appear before such foreign court, and was guaranteed due process rights; (d) the judgment has the status of res judicata in the jurisdiction of the court rendering such judgment; (e) there is no pending litigation in Peru between the same parties for the same dispute, which shall have been initiated before the commencement of the proceeding that concluded with the foreign judgment; (f) the judgment is not incompatible with another previously rendered judgment which fulfills the requirements of recognition and enforceability established by Peruvian law; (g) the judgment is not contrary to public order or good mor-als, and (h) it is not proven that such foreign court denies enforcement of Peruvian judgments or engages in a review of the merits or substance thereof.

            (xi) Under current Peruvian law and regulations there is no tax, duty, levy, impost, deduction, charge or withholding (including, without limitation, any registration or transfer tax, stamp duty or similar levy) imposed or, as such counsel is aware pending or proposed, by Peru or any political subdivision thereof or taxing authority therein or any federation or organization or similar entity of which Peru is a member either (i) on or by virtue of Doe Run Mining's or Doe Run Peru's execution, delivery, performance or enforcement of this Agreement, the Loan Agreement, the Guarantees, the Indenture or any other document to be furnished hereunder or thereunder, or (ii) on any payment to be made pursuant to this Agreement, the Indenture, the Loan Agreement, the Guarantees of Doe Run Mining and Doe Run Peru or on payment to any holder of the Notes. Under current and, as such counsel is aware, proposed or pending, Peruvian law and regulations, interest payments on the Notes and the Exchange Notes are not and will not be subject to any Peruvian withholding or other tax except the 1% withholding income tax applicable to payments of interest on the loan pursuant to the Peruvian Loan Agreement.

            (xii) The statements made in the Final Memorandum under the headings "Business," "Enforceability of Civil Liabilities," and "The Republic of Peru" insofar as such statements purport to summarize certain provisions of Peruvian law, are fair summaries and accurate in all material respects.

            (xiii) Such other opinions as the Initial Purchasers or their counsel may reasonably request.

            References to the Final Memorandum in this subsection (e) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

            (f) The Initial Purchasers shall have received from the Independent Accountants comfort letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

            (g) The representations and warranties of each of the Issuers contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuers' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; each of the Issuers shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

            (h) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

            (i) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

            (j) The Initial Purchasers shall have received a certificate of each of the Issuers, dated the Closing Date, signed on behalf of the Issuers by its Chairman of the Board, Chief Executive Officer, President, any Vice President or any General Manager and the Chief Financial Officer or Finance Manager, to the effect that:

            (i) The representations and warranties of each of the Issuers contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and each of the Issuers has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

            (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

            (iii) The sale of the Notes hereunder has not been enjoined (temporarily or permanently).

            (k) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by each of the Issuers and such agreement shall be in full force and effect.

            On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

            All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

            8. Offering of Notes; Restrictions on Transfer. (a) Each of the Initial Purchasers represents and warrants (as to itself only) that it is a qualified institutional buyer (as defined in Rule 144A) (a "QIB"). Each of the Initial Purchasers agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional ac-counts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and
(B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

            (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and
(B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or

      (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

            Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

            9. Indemnification and Contribution. (a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

            (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuers by the Initial Purchasers specifically for use therein; provided, further, however, that the Issuers will not be required to provide the indemnity hereunder if such untrue statement or alleged untrue statement or omission or alleged omission was contained or made in any Memorandum and corrected in a subsequent Memorandum and any such loss, claim, damage or liability suffered or incurred by an indemnified party resulted from any action, claim or suit by any purchaser of the Notes from such indemnified party and such indemnified party failed to deliver or provide a copy of such subsequent Memorandum to such person with or prior to the confirmation of the sale of such Notes to such person; provided that the Issuers will be required to provide the indemnity hereunder if any Issuer fails to comply with Section 5(d) of this Agreement with respect to such subsequent Memorandum. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this
Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

            (b) The Initial Purchasers agree to indemnify and hold harmless the Issuers, their directors, their officers and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Issuers by the Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this
Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Issuers in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

            (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Issuers, each officer of the Issuers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

            10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their officers and the Initial Pur-chasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of its officers or directors, the Initial Purchasers or any controlling person referred to in
Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

            11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuers given prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

            (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

            (ii) trading in securities of any of the Issuers or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

            (iii) there shall have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and the Subsidiaries, taken as a whole, from that set forth in the Final Memorandum

      (without regard to any amendment thereto after the date hereof) that is material and adverse and that makes it, in the Initial Purchasers' judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum (without regard to any amendment thereto after the date hereof).

            (iv) a banking moratorium shall have been declared by New York or United States authorities or the Peruvian authorities in Peru;

            (v) there shall have been (A) an outbreak or escalation of hostilities between the United States or Peru and any foreign power, or
      (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or Peru or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States or Peru which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

            (vi) any securities of any of the Issuers shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

            (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that has a material adverse effect on the financial markets in the United States or Peru, and would, in the sole judgment of the Initial Purchasers, make it impracticable or inadvisable to market the Notes; or

            (viii) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule, order of any court or other governmental authority which, in the judgment of the Initial Purchasers, would have a Material Adverse Effect.

            (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

            12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page in the third paragraph under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuers for the purposes of Sections 2(a) and 9 hereof.

            13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) BT Alex. Brown Incorporated, 130 Liberty Street, New York, New York 10006, Attention:
Corporate Finance Department; if sent to the Issuers, shall be mailed or delivered to the Issuers c/o The Doe Run Resources Corporation, 1801 Park 270 Drive, St. Louis, Missouri 63146, Attention: Chief Executive Officer; with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, N.Y. 10038,
Attention: Michael C. Ryan, Esq.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

            14. Consent to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal dispute, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby by the Initial Purchasers, directors, officers, employees or agents of the Initial Purchasers or by each person, if any, who controls the Initial Purchasers, may be instituted in any New York State or U.S. Federal court sitting in the Borough of Manhattan, New York City, New York, U.S.A. (each a "New York Court" and collectively, the "New York Courts"), and irrevocably waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue to any such proceeding and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

            15. Waiver of Jury Trial; Waiver of Immunity. (a) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby.

            (b) To the extent that the Issuers or any of their revenues, assets or properties shall be entitled, with respect to any proceeding at any time brought against the Issuers or any of their revenues, assets or properties or with respect to any suit, action or proceeding at any time brought for the purpose of enforcing or executing any judgment in any jurisdiction in which any specified court or other court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent of such immunity, the Issuers irrevocably agree not to claim and irrevocably waive such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States).

            16. Payments. All payments hereunder shall be made without defense, setoff or counterclaim of any kind and shall be made freely available in U.S. dollars in New York without any deduction on account of taxes. If any amount is required to be withheld on account of taxes, then the Company shall pay to the Initial Purchasers such additional amounts as shall be required to be paid so that the net amount received by the Initial Purchasers, after all such deductions or withholdings, shall not be less than the Initial Purchasers would have received had no such deductions or withholdings been made or required and shall promptly deliver to the Initial Purchasers all relevant tax receipts.

            17. Currency Indemnity. The obligation of the Company in respect of any sum due to the Initial Purchasers shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Initial Purchasers of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Initial Purchasers may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Initial Purchasers hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Initial Purchasers against such loss. If the United States dollars so purchased are greater than the sum originally due to the Initial Purchasers hereunder, the Initial Purchasers agree to pay to the Company an amount equal the excess of the dollars so purchased over the sum originally due to the Initial Purchasers hereunder.

            18. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is in-tended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers, their officers and any person or persons who control the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

            19. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

            20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Issuers and the Initial Purchasers.

                                    Very truly yours,

                                    THE DOE RUN RESOURCES
                                      CORPORATION, as Issuer


                                    By: /s/ Marvin K. Kaiser
                                        -----------------------------
                                         Name:   Marvin K. Kaiser
                                         Title:  VP & CFO


                                    FABRICATED PRODUCTS, INC.,
                                      as Guarantor


                                    By: /s/ Marvin K. Kaiser
                                        -----------------------------
                                         Name:   Marvin K. Kaiser
                                         Title:  VP & CFO


                                    DOE RUN CAYMAN LTD.,
                                      as Guarantor


                                    By: /s/ Marvin K. Kaiser
                                        -----------------------------
                                         Name:  Marvin K. Kaiser
                                         Title: VP & CFO


                                    DOE RUN MINING S.R. LTDA.,
                                      as Guarantor


                                    By:
                                        -----------------------------
                                         Name:
                                         Title:


                                    DOE RUN PERU S.R. LTDA.,
                                      as Guarantor


                                    By:
                                        -----------------------------
                                         Name:
                                         Title:

            If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Issuers and the Initial Purchasers.

                                    Very truly yours,

                                    THE DOE RUN RESOURCES
                                      CORPORATION, as Issuer


                                    By:
                                        -----------------------------
                                         Name:
                                         Title:


                                    FABRICATED PRODUCTS, INC.,
                                      as Guarantor


                                    By:
                                        -----------------------------
                                         Name:
                                         Title:


                                    DOE RUN CAYMAN LTD.,
                                      as Guarantor


                                    By:
                                        -----------------------------
                                         Name:
                                         Title:


                                    DOE RUN MINING S.R. LTDA.,
                                      as Guarantor


                                    By: /s/ Kenneth R. Buckley
                                        -----------------------------
                                         Name:  Kenneth R. Buckley
                                         Title: General Manager


                                    DOE RUN PERU S.R. LTDA.,
                                      as Guarantor


                                    By: /s/ Kenneth R. Buckley
                                        -----------------------------
                                         Name:  Kenneth R. Buckley
                                         Title: President and General Manager

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


BT ALEX. BROWN INCORPORATED


By:  /s/ Dalton G. Dwyer
     --------------------------
     Name:  Dalton Dwyer
     Title: Managing Director


DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


By:
     --------------------------
     Name:
     Title:


UBS SECURITIES LLC


By:
     --------------------------
     Name:
     Title:


UBS SECURITIES LLC


By:
     --------------------------
     Name:
     Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


BT ALEX. BROWN INCORPORATED


By:
     --------------------------
     Name:
     Title:


DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


By:  /s/ Craig Packer
     --------------------------
     Name:  Craig Packer
     Title: Senior Vice President


UBS SECURITIES LLC


By:
     --------------------------
     Name:
     Title:


UBS SECURITIES LLC


By:
     --------------------------
     Name:
     Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


BT ALEX. BROWN INCORPORATED


By:
     --------------------------
     Name:
     Title:


DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


By:
     --------------------------
     Name:
     Title:


UBS SECURITIES LLC


By:  /s/ Nicholas Daifotis
     --------------------------
     Name:  Nicholas Daifotis
     Title: Managing Director


UBS SECURITIES LLC


By:  /s/ Jean Smith
     --------------------------
     Name:  Jean Smith
     Title: Managing Director

                                                                      SCHEDULE 1


                                                     Principal
                                                     Amount of
Initial Purchaser                                    Notes
-----------------                                    ---------

BT Alex. Brown Incorporated...................       $

Donaldson, Lufkin & Jenrette Securities
   Corporation................................

UBS Securities LLC............................

                                                     ------------
          Total...............................       $255,000,000

                                                                      SCHEDULE 2


                           Subsidiaries of the Company


                                                   Jurisdiction of
Name                                               Organization
----                                               ------------

Fabricated Products, Inc.                          Delaware

Doe Run Cayman Ltd.                                Cayman Islands

Doe Run Mining S.R. Ltda.                          Peru

Doe Run Peru S.R. Ltda.                            Peru

DR Exploration (Proprietary) Limited               South Africa